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PROVIDENT FINANCIAL HOLDINGS, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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October 14, 2016

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Provident Financial Holdings, Inc. to be held at the Riverside Art Museum, located at 3425 Mission Inn Avenue, Riverside, California, on Thursday, November 17, 2016, at 11:00 a.m., local time.

The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting.  During the meeting, we will also report on our operations.  Directors and officers will be present to respond to appropriate questions from shareholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/Craig G. Blunden

Craig G. Blunden Chairman and Chief Executive Officer

PROVIDENT FINANCIAL HOLDINGS, INC.
3756 Central Avenue
Riverside, California 92506
(951) 686-6060

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On November 17, 2016

Notice is hereby given that the annual meeting of shareholders of Provident Financial Holdings, Inc. will be held at the Riverside Art Museum, located at 3425 Mission Inn Avenue, Riverside, California, on Thursday, November 17, 2016, at 11:00 a.m., local time, for the following purposes:

Proposal 1.	To elect three directors to each serve for a term of three years;

Proposal 2.	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement; and

Proposal 3.	To ratify the appointment of Deloitte & Touche LLP as the independent auditor for Provident Financial Holdings, Inc. for the fiscal year ending June 30, 2017.

We will also consider and act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.  As of the date of this notice, we are not aware of any other business to come before the meeting.

The Board of Directors has fixed the close of business on September 30, 2016 as the record date for the annual meeting.  This means that shareholders of record at the close of business on that date are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.  To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited by the Board of Directors.  The proxy will not be used if you attend the annual meeting and vote in person.  Regardless of the number of shares you own, your vote is very important.  Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Donavon P. Ternes

DONAVON P. TERNES Secretary

Riverside, California
October 14, 2016

IMPORTANT:  The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum.  A self-addressed envelope is enclosed for your convenience.  No postage is required if mailed in the United States.

PROXY STATEMENT
OF
PROVIDENT FINANCIAL HOLDINGS, INC.
3756 CENTRAL AVENUE
RIVERSIDE, CALIFORNIA 92506

ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 17, 2016

The Board of Directors of Provident Financial Holdings, Inc. is using this Proxy Statement to solicit proxies from our shareholders for use at the annual meeting of shareholders.  We are first mailing this Proxy Statement and the enclosed form of proxy to our shareholders on or about October 14, 2016.

The information provided in this Proxy Statement relates to Provident Financial Holdings, Inc. and its wholly-owned subsidiary, Provident Savings Bank, F.S.B.  Provident Financial Holdings, Inc. may also be referred to as “Provident” and Provident Savings Bank, F.S.B. may also be referred to as “Provident Savings Bank” or the “Bank.”  References to “we,” “us” and “our” refer to Provident and, as the context requires, Provident Savings Bank.

INFORMATION ABOUT THE ANNUAL MEETING

Our annual meeting will be held as follows:

Date:	Thursday, November 17, 2016
Time:	11:00 a.m., local time
Place:	Riverside Art Museum, located at 3425 Mission Inn Avenue, Riverside, California

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1.	Election of three directors of Provident to each serve for a three-year term.

Proposal 2.	Advisory (non-binding) approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

Proposal 3.	Ratification of the appointment of Deloitte & Touche LLP as Provident’s independent auditor for the fiscal year ending June 30, 2017.

We also will transact any other business that may properly come before the annual meeting.  As of the date of this Proxy Statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on November 17, 2016

Our Proxy Statement and Annual Report to Shareholders, are available at http://www.investorvote.com/prov.  The following materials are available for review:
     Proxy Statement;
     proxy card; and
     Annual Report to Shareholders.
Directions to attend the annual meeting, where you may vote in person, can be found online at http://www.investorvote.com/prov.

Who Is Entitled to Vote?

We have fixed the close of business on September 30, 2016 as the record date for shareholders entitled to notice of and to vote at our annual meeting.  Only holders of record of Provident’s common stock on that date are entitled to notice of and to vote at the annual meeting.  You are entitled to one vote for each share of Provident common stock you own.  On September 30, 2016, there were 7,978,166 shares of Provident common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials.  This answer provides voting instructions for shareholders of record.  You are a shareholder of record if your shares of Provident common stock are held in your name.  If you are a beneficial owner of Provident common stock held by a broker, bank or other nominee, please see the instructions below, under “What if My Shares Are Held in Street Name?”

Shares of Provident common stock can only be voted if the shareholder is present in person or by proxy at the annual meeting.  To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting.  You can always change your vote at the meeting if you are a shareholder of record.

Voting instructions are included on your proxy card.  Shares of Provident common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions.  Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares FOR the election of each of our director nominees, FOR advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement and FOR the ratification of the appointment of the independent auditor.  If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.  We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy card depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children.  In this case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in street name by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions.  If your common stock is held in street name, you will receive instructions from your broker that you must follow in order to have your shares voted.  Your broker may allow you to deliver your voting instructions via the telephone or the Internet.  Please see the instruction form that accompanies this Proxy Statement.  If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice.  In the case of non-discretionary items, shares not voted are treated as “broker non-votes.”  The proposal to elect directors and the advisory vote on executive compensation are considered non-discretionary items; therefore, you must provide instructions to your broker in order to have your shares voted on these proposals.

If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting.  A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership.  If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan Be Voted?

We maintain an employee stock ownership plan (“ESOP”) for the benefit of our employees.  Each ESOP participant may instruct the ESOP trustee how to vote the shares of Provident common stock allocated to his or her account under the ESOP by completing the proxy card, which represents a voting instruction to the trustees.  If an ESOP participant properly executes the proxy card, the ESOP trustee will vote the participant’s shares in accordance with the participant’s instructions.  Unallocated shares of Provident common stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustee in the same proportion as shares for which the trustee has received voting instructions.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted.  The presence at the meeting, in person or by proxy, of at least a majority of the shares of Provident common stock entitled to vote at the annual meeting as of the record date will constitute a quorum.  Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for 30 days or more.  An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of Provident common stock.  Accordingly, the three nominees for election as directors who receive the highest number of votes actually cast will be elected.  Pursuant to our Certificate of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors.  Votes may be cast for or withheld from each nominee.  Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the three nominees receiving the greatest number of votes will be elected.  Our Board of Directors unanimously recommends that you vote FOR the election of each of its director nominees.

Vote Required to Approve Proposal 2: Advisory Approval of Executive Compensation

The advisory (non-binding) vote to approve the compensation of our named executive officers requires the affirmative vote of the majority of the votes cast, in person or by proxy, at the annual meeting by holders of Provident common stock. Abstentions and broker non-votes do not constitute votes cast and therefore will have no effect on the approval of the proposal.  Our Board of Directors unanimously recommends that you vote FOR the adoption of an advisory resolution to approve the compensation of our named executive officers as disclosed in this Proxy Statement.

Vote Required to Approve Proposal 3: Ratification of Appointment of Independent Auditor

Ratification of the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting by holders of Provident common stock.  Abstentions and broker non-votes do not constitute votes cast and therefore will have no effect on the approval of the proposal.  Our Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as Provident’s independent auditor for the fiscal year ending June 30, 2017.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:
    submitting a new proxy with a later date;
    notifying the Secretary of Provident in writing before the annual meeting that you have revoked your proxy; or
    voting in person at the annual meeting.
If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting.  However, if your shares are held in street name, you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2016, the voting record date, information regarding share ownership of:

●	those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of Provident’s common stock;

●	each director and director nominee of Provident;

●	each executive officer of Provident or Provident Savings Bank named in the Summary Compensation Table appearing under “Executive Compensation” below (known as “named executive officers”); and

●	all current directors and executive officers of Provident and Provident Savings Bank as a group.

Persons and groups who beneficially own in excess of five percent of Provident’s common stock are required to file with the Securities and Exchange Commission (“SEC”), and provide a copy to us, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934.  To our knowledge, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares of Provident’s common stock as of the close of business on the voting record date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if  he or she has voting and/or investment power with respect to those shares.  Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.  In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person’s percentage ownership.  These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Number of Shares	Percent of Shares
Name	Beneficially Owned (1)	Outstanding (%)

Beneficial Owners of More Than 5%

Provident Savings Bank, F.S.B. Employee Stock Ownership Plan Trust	1,189,395	14.91
3756 Central Avenue
Riverside, California 92506

Joseph Stilwell and affiliated entities	701,917 (2)	8.80
111 Broadway, 12th Floor New York, New York 10006

Dimensional Fund Advisors LP Building One, 6300 Bee Cave Road Austin, Texas 78746	607,624 (3)	7.62

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	556,785 (4)	6.98

Raffles Associates, L.P. One Penn Plaza, Suite 1628 New York, New York 10119	483,500 (5)	6.06

Directors and Director Nominees

Joseph P. Barr	42,018	*
Bruce W. Bennett	93,396 (6)	1.17
Judy A. Carpenter	22,200	*
Debbi H. Guthrie	56,813	*
Roy H. Taylor	120,204	1.51
William E. Thomas	125,773 (7)	1.58

Named Executive Officers

Craig G. Blunden**	285,258	3.58
Donavon P. Ternes	282,895 (8)	3.55
Richard L. Gale	114,850	1.44
David S. Weiant	94,875	1.19
Gwendolyn L. Wertz	14,721	*

All Executive Officers and Directors as a Group (11 persons)	1,253,003	15.71
______________
*	Less than one percent of shares outstanding.
**	Mr. Blunden is also a director of Provident.
(1)
Shares held in accounts under the ESOP, as to which the holders have voting power but not investment power, are included as follows: Mr. Blunden, 28,067 shares; Mr. Ternes, 24,282 shares; Mr. Gale, 44,901 shares; Mr. Weiant, 6,920 shares; Ms. Wertz, 311 shares; and all executive officers as a group, 104,481 shares. The amounts shown also include the following number of shares which the indicated individuals have the right to acquire within 60 days of the close of business on the voting record date through the exercise of stock options granted pursuant to our stock option plans: Mr. Barr and Mr. Bennett, 20,300 shares each; Ms. Guthrie and Mr. Taylor, 30,300 shares each; Ms. Carpenter, 19,000 shares; Mr. Thomas, 40,300 shares; Mr. Blunden, 128,500 shares; Mr. Ternes, 114,000 shares; Mr. Gale, 45,750 shares; Mr. Weiant, 78,750 shares; Ms. Wertz, 10,000 shares; and all executive officers and directors as a group, 537,500 shares.

(2)
Based solely on a Schedule 13D/A dated June 19, 2015. According to this filing, Stilwell Value Partners VII, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Associates, L.P., Stilwell Value LLC and Joseph Stilwell have shared voting and dispositive power over the shares reported.

(3)	Based solely on a Schedule 13G/A dated February 9, 2016, reporting sole voting power over 582,233 shares and sole dispositive power over 607,624 shares.

(Footnotes continue on following page)

(4)	Based solely on a Schedule 13G/A dated January 22, 2016, reporting sole voting and dispositive power over the shares reported.
(5)	Based solely on a Schedule 13G/A dated February 14, 2014, reporting sole voting and dispositive power over the shares reported.
(6)	Includes 1,980 shares owned by Mr. Bennett’s spouse.
(7)	Includes 10,571 shares owned by the William E. Thomas, Inc. Profit Sharing Plan.
(8)	Includes 47,500 shares owned by Mr. Ternes’ spouse.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors consists of seven members and is divided into three classes.  Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.  The table below sets forth information regarding each director of Provident and each nominee for director.  The Nominating Committee of the Board of Directors selects nominees for election as directors.  Each of our nominees currently serve as directors of Provident and Provident Savings Bank.  Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.  At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The Board of Directors recommends a vote FOR the election of Joseph P. Barr, Bruce W. Bennett and Debbi H. Guthrie.

	Age as of	Year First Elected	Term to
Name	June 30, 2016	Director (1)	Expire

BOARD NOMINEES

Joseph P. Barr	70	2001	2019 (2)
Bruce W. Bennett	67	1993	2019 (2)
Debbi H. Guthrie	65	1994	2019 (2)

DIRECTORS CONTINUING IN OFFICE

Craig G. Blunden	68	1975	2017
Roy H. Taylor	65	1990	2017
Judy A. Carpenter	59	2012	2018
William E. Thomas	67	1997	2018
______________
(1)	For years prior to 1996, includes prior service on the Board of Directors of Provident Savings Bank.
(2)	Assuming reelection.

Set forth below is the principal occupation of each nominee for director and each director continuing in office, as well as a brief description of the qualifications, attributes, skills and areas of expertise of each nominee or director that makes the director uniquely qualified to serve on Provident’s Board of Directors.   All nominees and directors have held their present positions for at least five years unless otherwise indicated.

Joseph P. Barr is a Certified Public Accountant in California and Ohio and has been in public accounting for more than 40 years.  He is a retired partner of the accounting firms of Ernst & Young and most recently Swenson Accountancy Corporation after 46 years in public accounting.  He also serves or has served on the Board of Directors of the Jesuit Volunteer Corporation Northwest, the Riverside Art Museum, the Finance and Investment Committee of the Riverside Community Health Foundation and the A. Gary Anderson Graduate School of Management Advisory Committee at the University of California at Riverside.  Mr. Barr currently serves as Chairman of our Audit Committee and serves on our Nominating and Corporate Governance Committee.  As a certified public accountant, Mr. Barr brings a wealth of financial and risk management expertise to the Board and he possesses practical business experience from his many years of advising clients on business opportunities and best practices.

Bruce W. Bennett provides consulting services to the healthcare industry primarily related to quality assurance, risk management, marketing and business development. Previously, he was the President and owner of Community Care and Rehabilitation Center, a skilled nursing facility, with which he had been associated since 1973, until he sold the company in 2010.  He currently serves on the National Down Syndrome Congress, previously served on the Board of Directors of Riverside Community Hospital, and is Chairman Emeritus of Riverside Community Health Foundation.  Mr. Bennett currently serves on our Personnel/Compensation Committee and Nominating and Corporate Governance Committee.  Mr. Bennett brings entrepreneurial knowledge and business management experience to the Board through his experience owning and operating a business in the highly regulated health care industry.

Debbi H. Guthrie is the Executive Vice President and Chief Communications Officer of Raincross Hospitality Corporation, a company contracted by the City of Riverside to manage and operate the Riverside Convention Center, Riverside Convention & Visitors Bureau and the Riverside Sports Commission.  Prior to her current position, she was the President/Chief Financial Officer and Responsible Managing Officer of Roy O. Huffman Roof Company with which she was associated from 1971 until she sold the company in 2004.  Ms. Guthrie is active in multiple community organizations.  Ms. Guthrie serves on our Audit Committee and Nominating and Corporate Governance Committee.  As a successful business owner that provided construction services to the real estate community, public agencies, locally owned businesses and homeowners, Ms. Guthrie provides unique knowledge of the financial needs of businesses in the markets and communities we serve.

Craig G. Blunden has been associated with Provident Savings Bank since 1974, currently serving as Chairman and Chief Executive Officer of the Bank and Provident, positions he has held since 1991 and 1996, respectively.  He served as President of the Bank from 1991 until June 2011 and as President of Provident from its formation in 1996 until June 2011.  Mr. Blunden also serves on the Board of Directors of the California Bankers Association and the Federal Home Loan Bank of San Francisco.  Mr. Blunden has gained invaluable banking expertise in all areas of banking from his years of service in the financial services industry.

Roy H. Taylor is the President, West Region, Hub International Limited, and the Chief Executive Officer of Hub International of California, Inc. (“Hub International”), with which he has been associated since 2004.  Prior to that, Mr. Taylor was President of Talbot Agency, Inc., an insurance brokerage firm, with which he had been associated since 1972 and which was acquired by Hub International in 2004.  Mr. Taylor currently serves as Chairman of our Personnel/Compensation Committee and serves on our Long Range Planning Committee and Nominating and Corporate Governance Committee.  Mr. Taylor brings extensive knowledge of the financial services industry with a specialty in insurance and particular knowledge regarding strategic planning, risk management and mergers and acquisitions.

Judy A. Carpenter is the President and Chief Operating Officer of Riverside Medical Clinic, the largest physician owned multi-specialty medical group in the Inland Empire.  Riverside Medical Clinic is comprised of approximately 161 physicians and 750 employees, with seven clinics and an outpatient surgery center.  Ms. Carpenter is a graduate of California State Polytechnic University - Pomona in Business Administration with a major in Accounting, and is a Certified Public Accountant.  Ms. Carpenter has over 30 years of healthcare industry experience, beginning her career in public accounting and joining Riverside Medical Clinic in 1988.  Active in the community, she is a member of the Monday Morning Group and the Raincross Group.  In addition, she is Past Chairman for the Greater Riverside Chambers of Commerce.  She currently serves on the boards for the Janet Goeske Senior Center and Foundation, Riverside University Health Foundation, and Riverside Community Health Foundation.  Ms. Carpenter currently serves on our Audit Committee.  Ms. Carpenter is uniquely qualified to serve on our Board of Directors with extensive business knowledge, financial expertise and unparalleled familiarity with our local markets and communities.

William E. Thomas, a principal of William E. Thomas, Inc., a Professional Law Corporation since 2001, is general counsel to a diversified assortment of medical groups and medical management companies in Southern California. From 1998 to the present, Mr. Thomas has served as Executive Vice President and General Counsel of Strategic Global Management, Inc., a medical ventures firm based in Riverside, California.  Prior to that, Mr. Thomas was the founding and managing partner of a private law firm in Riverside, California.  He currently serves as Chairman of our Long Range Planning Committee and Nominating and Corporate Governance Committee, and serves on our Personnel/Compensation Committee.  As a practicing attorney, Mr. Thomas has advised boards of directors on corporate governance, mergers and acquisitions and regulatory matters, providing the Board with a unique understanding of a broad range of legal and regulatory responsibilities.

BOARD OF DIRECTORS’ MEETINGS, BOARD COMMITTEES
AND CORPORATE GOVERNANCE MATTERS

Board of Directors

The Boards of Directors of Provident and Provident Savings Bank conduct their business through board and committee meetings.  During the fiscal year ended June 30, 2016, the Provident Board of Directors held 11 meetings and the Bank Board of Directors held 11 meetings.  No director attended fewer than 75% of the total meetings of the boards and committees on which that person served during this period.

Committees and Committee Charters

Provident’s Board of Directors has a standing Nominating and Corporate Governance Committee.  The Boards of Directors of Provident and Provident Savings Bank have a joint Audit Committee and Personnel/Compensation Committee.  All of these committees have adopted written charters, copies of which are available on our website at www.myprovident.com.

Audit Committee.  The Audit Committee, which currently consists of Directors Barr (Chairman), Carpenter and Guthrie, is responsible for reviewing the adequacy of our system of internal accounting controls, approving the services provided by our independent outside auditor and meeting with the auditor to discuss the results of the annual audit and any related matters.  The Audit Committee has a charter which specifies its obligations and the Committee believes it has fulfilled its responsibilities under the charter.  Each member of the Audit Committee is “independent,” in accordance with the requirements for companies listed on Nasdaq.  The Audit Committee members do not have any relationship with us that may interfere with the exercise of their independence from management and Provident.  None of the Audit Committee members are current officers or employees of Provident or its affiliates.  Mr. Barr meets the definition of “audit committee financial expert,” as defined by the SEC.  The Audit Committee met four times during the fiscal year ended June 30, 2016.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee, which currently consists of Directors Thomas (Chairman), Barr, Bennett, Guthrie and Taylor, selects the nominees for election as directors.  The Committee also assists the Board in identifying individuals to become Board members and in developing and implementing corporation governance policies.  Each member of the Committee is “independent,” in accordance with the requirements for companies listed on Nasdaq.  The Nominating and Corporate Governance Committee met once during the fiscal year ended June 30, 2016.

Only those nominations made by the Nominating and Corporate Governance Committee or properly presented by shareholders will be voted upon at the annual meeting of shareholders.  In its deliberations for selecting candidates for nominees as director, the Committee considers the candidate’s knowledge of the banking business; involvement in local community, business and civic affairs; record of accomplishment in his or her chosen field; depth and breadth of experience at an executive, policy-making level; personal and professional ethics, integrity and values; absence of real and perceived conflicts of interest; ability and willingness to devote sufficient time to become knowledgeable about Provident and to effectively carry out the duties and responsibilities of service; ability to attend all or almost all Board meetings in person; ability to develop a good working relationship with other Board members; ability to contribute to the Board’s working relationship with senior management; and whether the candidate would provide for adequate representation of Provident Savings Bank’s market area.  Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes.  Finally, viewpoint, skill, education, values, race, gender, national origin and culture are considered to provide for diversity on our Board of Directors.  These diversity factors are considered when the Nominating and Corporate Governance Committee and Board are seeking to fill a vacancy or new seat on the Board.

In searching for qualified director candidates to fill vacancies on the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates.  Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates.  The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of Provident.  Although the Committee’s charter does not specifically provide for the consideration of shareholder nominees for directors, the Committee will consider director candidates recommended by our shareholders in accordance with Provident’s Certificate of Incorporation.  Because the Certificate of Incorporation provides a process for shareholder nominations, the Committee did not feel it was necessary to provide for shareholder nominations of directors in a charter.  If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of our Board of Directors, in the same manner in which the Committee would evaluate its nominees for director.  For a description of the proper procedure for shareholder nominations, see “Shareholder Proposals” in this Proxy Statement.

Personnel/Compensation Committee.  The Personnel/Compensation Committee, currently consisting of Directors Taylor (Chairman), Bennett and Thomas, is responsible for establishing and implementing all compensation policies of Provident, Provident Savings Bank and its subsidiaries and may delegate lower level policies and procedures to the Human Resource Department. The Committee is also responsible for evaluating the performance of the Chief Executive Officer of the Bank and approving an appropriate compensation level.  The Chief Executive Officer evaluates the performance of all senior officers of the Bank and recommends to the Committee individual compensation levels for approval by the Committee.  The Committee met three times during the fiscal year ended June 30, 2016.

Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are held by the same person.  The Board has determined that it is in the best interests of Provident not to have a policy regarding the separation of these roles, allowing the Board greater flexibility to establish a leadership structure that fits the needs of Provident at any particular point in time.  The current structure makes the best use of the Chief Executive Officer’s extensive knowledge of our industry and of Provident, recognizes that he is best situated to lead discussions on important matters affecting the business of Provident and creates a firm link between the Board and management fostering effective communication.  Additionally, Director Taylor serves as the lead independent director.  In this capacity, he serves as liaison between independent directors and the full board in discussing issues from the executive sessions of independent directors, ensuring the flow of information and working in unison with the chairman and CEO.  He is charged with leading the board’s independent directors to engagement and consensus, making sure that independent consensus is heard and implemented regarding substantive business matters or governance issues.

Board Involvement in Risk Management Process

We believe that effective risk management is of primary importance to the success of Provident.  We have a comprehensive risk management process that monitors, evaluates and manages the risks we assume in conducting our activities.  Our Board’s oversight of the risk management process is conducted through:

●	the responsibilities of the Board’s standing committees;

●	Board-approved policies and procedures that limit the risk exposure of certain business activities;

●	periodic reports from management to ensure compliance with and evaluate the effectiveness of risk limits and controls;

●	employees who oversee day-to-day risk management duties, including the Risk Administrator who reports directly to the Audit Committee, and Compliance Officer;

●	selecting, evaluating, and retaining competent senior management; and

    approval of long and short-term business objectives and goals contained in the Board approved business plan.
Directors keep themselves informed of the activities and condition of Provident and of the risk environment in which it operates by regularly attending Board and assigned Committee meetings, and by review of meeting materials, auditor’s findings and recommendations, and regulatory communications.  Directors stay abreast of general industry trends and statutory and regulatory developments by periodic briefings by senior management, counsel, auditors or other consultants, and by more formal director education.

Corporate Governance

We are committed to establishing and maintaining high standards of corporate governance.  The Board of Directors is cognizant of its responsibility to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and the rules of Nasdaq with respect to corporate governance.  The Board and its committees will continue to evaluate and improve our corporate governance principles and policies as necessary and as required.

Director Independence.  Our common stock is listed on the Nasdaq Global Select Market.  In accordance with Nasdaq requirements, at least a majority of our directors must be independent directors.  The Board has determined that six of our seven directors are independent, as defined by Nasdaq.  Directors Barr, Bennett, Carpenter, Guthrie, Taylor and Thomas are all independent. Only Craig Blunden, who is our Chairman and Chief Executive Officer, is not independent.

Code of Ethics.  On June 30, 1995, the Board of Directors initially adopted and approved a Code of Ethics.  Subsequently, the Code of Ethics has been reviewed and approved by the Board of Directors each year, with the Board most recently having reviewed and approved the Code of Ethics on June 20, 2016.  The Code is applicable to our employees, as well as the Board of Directors, Chief Executive Officer, Chief Financial Officer, Controller and senior management, and requires individuals to maintain the highest standards of professional conduct.  A copy of the Code of Ethics is available on our website at www.myprovident.com.

Shareholder Communication with the Board of Directors.  The Board of Directors maintains a process for shareholders to communicate with the Board.  Shareholders wishing to communicate with the Board of Directors may do so by mailing a letter marked “Confidential” to the Board of Directors, Provident Financial Holdings, Inc., 3756 Central Avenue, Riverside, California 92506.  Any communication must state the number of shares beneficially owned by the shareholder initiating the communication.

Annual Meeting Attendance by Directors.  We do not have a policy regarding Board member attendance at the annual meetings of shareholders.  All members of the Board of Directors attended the 2015 annual meeting of shareholders.

Certain Relationships and Related Transactions.  During the year ended June 30, 2016, neither Provident nor Provident Savings Bank participated in any transactions, or proposed transactions, in which the amount involved exceeded $120,000 and in which any related person had a direct or indirect material interest.

DIRECTORS’ COMPENSATION

The following table shows the compensation paid to our directors for the fiscal year ended June 30, 2016, with the exception of Craig G. Blunden, who is our Chairman and Chief Executive Officer, and whose compensation is included in the section entitled “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(1)	Total ($)

Joseph P. Barr	35,000	6,650	41,650
Bruce W. Bennett	34,200	413	34,613
Judy A. Carpenter	34,200	--	34,200
Debbi H. Guthrie	34,600	7,254	41,854
Roy H. Taylor	34,500	413	34,913
William E. Thomas	34,200	--	34,200
____________
(1)
Comprised of Provident’s cost for each director’s participation in certain group life, health and disability insurance, and medical reimbursement plans that are generally available to salaried employees and do not discriminate in scope, terms or operation.

Non-employee directors of Provident Savings Bank currently receive a monthly retainer of $2,750, a fee of $400 for each committee meeting attended and a fee of $1,000 for each special board meeting attended.  The committee chairman receives a fee of $500 per committee meeting attended.  In addition, directors are covered under the Bank’s policies for medical, dental and vision care.  Dependent coverage is available at the directors’ own expense.  Following retirement from the Board of Directors, Director Taylor will continue to receive this coverage (or supplemental coverage if he is eligible to receive Medicare) as he was grandfathered into prior benefit practices.  Remaining directors are ineligible for coverage subsequent to retirement.  No separate fees are paid for service on the Provident Board of Directors.  Employee directors receive no separate compensation for their services.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Personnel/Compensation Committee.  The Personnel/Compensation Committee of the Provident and Provident Savings Bank Boards of Directors is responsible for establishing and implementing all compensation policies of Provident, Provident Savings Bank and its subsidiaries.  The Committee is also responsible for evaluating the performance of the Chief Executive Officer and approving an appropriate compensation level.  The Chief Executive Officer evaluates the performance of all senior officers and recommends to the Committee individual compensation levels for approval by the Committee.

Objectives and Overview of the Compensation Program.  The Personnel/Compensation Committee believes that a compensation program for executive officers should take into account management skills, long-term performance results and shareholder returns.  The principles underlying our compensation policies are:

●	to attract and retain key executives who are highly qualified and are vital to the long-term success of Provident and its subsidiaries;

●	to provide levels of compensation competitive with those offered throughout the banking industry;

●	to align the interests of executives with shareholders by having a significant portion of total compensation based on meeting defined performance measures;

●	to motivate executives to enhance long-term shareholder value by helping them build their own ownership in Provident; and

    to integrate the compensation program with the Bank’s long-term strategic planning and management process.
The Committee considers a variety of subjective and objective factors in determining the compensation package for individual executives including: (1) the performance of Provident and Provident Savings Bank on a consolidated basis with emphasis on annual performance factors and long-term objectives; (2) the responsibilities assigned to each executive; and (3) the performance of each executive of assigned responsibilities as measured by the progress of Provident and Provident Savings Bank during the year.

Compensation Consultant.  The Personnel/Compensation Committee has the authority to retain compensation advisers.  Although the Committee has not retained a compensation consultant in recent years, it engaged Pearl Meyer & Partners (“PM&P”) to assist it with matters related to the adoption of the 2013 Equity Incentive Plan.  The Committee asked PM&P to review the draft plan and the description of the plan included in the Proxy Statement.  PM&P was retained by, and reported directly to, the Personnel/Compensation Committee, and provided no other services to Provident.  Prior to engaging PM&P, the Committee assessed its independence as required by Nasdaq rules and concluded that PM&P was independent.  The Committee reviewed and considered information provided to it by PM&P and based on its review and such factors as it deemed relevant, the Committee concluded that the information it received from PM&P was objective and did not raise any conflicts of interest.

Compensation Program Elements.  The Personnel/Compensation Committee focuses primarily on the following three components in forming the total compensation package for our executive officers:
    base salary;
    annual incentive compensation; and
    long-term equity-based compensation.
The current compensation program involves a combination of salary, at-risk incentives to reward short-term performance, and stock option and restricted stock awards to reward long-term performance.  The Personnel/Compensation Committee monitors the allocation of compensation between long-term and currently paid items on an ongoing basis, with the goal of ensuring that the allocation is competitive in the banking industry.

Base Salary.  Base salary is intended to reward the executive’s ongoing performance and is based on the executive’s level of responsibility, individual ability, experience, and past and potential performance.  The salary levels of our executive officers are designed to be competitive with those of executives at similarly-sized banking institutions in our geographic area which have similar operations and performance.  Individual annual performance is reviewed by the Personnel/Compensation Committee or the Chief Executive Officer, as appropriate, to determine annual salary adjustments.  An executive may receive a material increase in salary upon taking on materially larger duties and responsibilities.  Compensation information is obtained by reviewing proxy statements and various compensation surveys including the SNL Financial Executive Compensation Review, the California Bankers Association Survey and the Employers Group Survey.  From these sources, the Personnel/Compensation Committee and the Chief Executive Officer create a compensation framework and set executive officer compensation based on the range of base salaries and bonuses paid, and equity awards granted, by peer companies.

Annual Incentive Compensation. Incentive compensation is intended to reward short-term performance goals, keeping compensation aligned with goals that typically improve shareholder returns.  The annual incentive plan is based on Provident’s annual performance compared to the business plan and individual performance requirements.  Each year, management prepares and the Board of Directors approves a one-year and three-year business plan, which establish strategic goals and objectives for Provident and each division of Provident.  Each executive is responsible for his or her specific goals and the objectives outlined in the business plan, which is monitored through the use of individual action plans.  Executives are graded each year on their successful completion of the action plans.

The Personnel/Compensation Committee suspended the annual incentive plan from 2009 through 2011 because the business plans developed for those years contained lower performance goals than the goals we have historically adopted.  The Committee re-implemented the annual incentive plan for 2012 because it determined that the performance goals improved to a level that warranted the potential for incentive awards.

The annual incentive plan is designed to provide for a baseline bonus up to 50% of salary for the Chief Executive Officer, up to 50% of salary for the Chief Financial Officer, up to 25% of salary for senior officers, up to 12% of salary for certain managers (other than department managers) and up to 8% of salary for certain department managers.  Actual bonuses may exceed the baseline if Provident performs better than the business plan and/or the individual employee performs better than the individual performance requirements.  The business plan outlines a number of performance goals such as net income, return on assets, return on equity, efficiency ratio and diluted earnings per share, among others.  Individual performance requirements are project related and consistent with the duties and responsibilities of the particular employee.  The Personnel/Compensation Committee may use its discretion to modify a particular award or an individual’s performance requirements, although it has not typically done so.

For the year ended June 30, 2016, the named executive officers had the following performance goals, with the exception of Richard L. Gale, whose incentive plan is discussed below.

	Threshold	Target	Maximum	Fiscal 2016 Actual

Net income	$9,032,800	$11,291,000	$16,936,500	$7,474,000

Return on average assets	0.76%	0.95%	1.42%	0.64%

Return on average equity	6.51%	8.14%	12.21%	5.43%

Efficiency ratio	77.53%	73.64%	65.42%	83.96%

Diluted earnings per share	$1.06	$1.33	$1.99	$0.88

Richard L. Gale, our Senior Vice President - Mortgage Banking, has a separate incentive plan.  Mr. Gale’s annual bonus is based on 7.5% of the pre-tax income of Provident Bank Mortgage, a division of Provident Savings Bank. The minimum pre-tax income to trigger the bonus is $1 million, the maximum pre-tax income used to calculate the bonus cannot exceed $10 million, and the bonus will be adjusted by the net income of Provident compared to the business plan targets approved by the Board of Directors for the fiscal year.  If Provident meets or exceeds its business plan targets, Mr. Gale will receive 100% of the gross bonus amount.  If Provident’s net income is less than the business plan targets, the gross bonus amount is reduced by the corresponding percentage, with a maximum negative adjustment of 30%. For fiscal 2016, Mr. Gale’s bonus was reduced by 30% as a result of this provision.

Under the annual incentive plan, bonuses are calculated as a percentage of base salary or, for Mr. Gale, a percentage of the pre-tax income of Provident Bank Mortgage.  For the fiscal year ended June 30, 2016, participation levels for the named executive officers expressed as a percentage of base salary at July 1, 2015 at each performance level were as follows:

	Threshold (%)	Target (%)	Maximum (%)

Craig G. Blunden	20.0	50.0	93.8
Donavon P. Ternes	20.0	50.0	93.8
Richard L. Gale	24.3	188.1	347.2
David S. Weiant	10.0	25.0	46.9
Gwendolyn L. Wertz	10.0	25.0	46.9

We do not have a policy regarding the adjustment of previously paid bonuses, however, the Personnel/Compensation Committee does not certify annual bonuses until our independent auditor has completed its initial review of our year end financial statements and earnings release.

Equity-based Compensation. Equity-based compensation is intended to attract and retain qualified personnel and nonemployee directors, to provide these persons with a proprietary interest in Provident as an incentive to contribute to our success and to reward personnel for outstanding performance.  Equity-based compensation functions as a long-term incentive because awards are generally made with a multiple-year vesting schedule.  Awards are made either in the form of stock options or restricted stock.  Currently, we have in place the 2003 Stock Option Plan, the 2006 Equity Incentive Plan, the 2010 Equity Incentive Plan and the 2013 Equity Incentive Plan, each of which was approved by our shareholders at the time of adoption.  Awards remain available for grant under the 2006 Equity Incentive Plan, the 2010 Equity Incentive Plan and the 2013 Equity Incentive Plan.

The equity-based plans are administered and interpreted by the Personnel/Compensation Committee of the Provident Savings Bank Board of Directors.  Under the plans, the Committee determines which officers and key employees will receive awards, the number of shares subject to each option or shares of restricted stock awarded, and the vesting of the awards.  The per share exercise price of an option will equal at least 100% of the fair market value of a share of common stock on the date the option is granted.  Awards are made at the discretion of the Board of Directors.  In addition, newly hired employees may receive awards at the time of their employment.  In determining whether to make option or restricted stock awards, the Personnel/Compensation Committee may take into account historical awards and then-current competitive conditions.

Provident also considers the results of the annual shareholder vote on executive compensation in determining compensation policies and practices.  At last year’s annual meeting of shareholders, the executive compensation resolution was approved by approximately 98% of the shares present for purposes of voting on executive compensation.  The Personnel/Compensation Committee believes that the affirmative vote of the shareholders demonstrates that existing policies and practices are reasonable for a bank of its size with its business plan in the current economic and competitive environment.

Personnel/Compensation Committee Report

The Personnel/Compensation Committee of the Boards of Directors of Provident and Provident Savings Bank has submitted the following report for inclusion in this Proxy Statement:

We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on the Committee’s review of and the discussion with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The foregoing report is provided by the following directors, who constitute the Personnel/Compensation Committee:

Personnel/Compensation Committee:	Roy H. Taylor, Chairman
Bruce W. Bennett
William E. Thomas

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

Compensation Policies and Risk

The Personnel/Compensation Committee strives to develop compensation policies and practices that discourage excessive risk-taking, that focus our executives and employees on creating long-term sustainable value for our shareholders, and that provide appropriate levels of realized compensation over time.  The Personnel/Compensation Committee believes that our compensation policies and practices should provide a blend of cash and equity, and short-term and longer-term incentives.  In addition, the Personnel/Compensation Committee, with the assistance of the Chief Executive Officer, establishes goals and objectives that require a combination of individual, business unit and company-

wide performance measures consistent with effective controls and sound risk management.  The Personnel/Compensation Committee reports periodically to the Board of Directors, seeks Board approval of certain significant compensation policies and practices, and monitors changing market conditions that may influence the competitive landscape for attracting and retaining qualified executive management.

Summary Compensation Table

The following table shows information regarding compensation earned during the fiscal years ended June 30, 2016, 2015 and 2014 by our named executive officers, who are: (1) Craig G. Blunden, our principal executive officer; (2) Donavon P. Ternes, our principal financial officer; and (3) our three other most highly compensated executive officers, who are Richard L. Gale, David S. Weiant and Gwendolyn L. Wertz.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)(2)(3)	Total ($)

Craig G. Blunden	2016	466,556	--	--	--	(4)	26,099	492,655
Chairman and Chief	2015	452,371	399,000	260,580	233,982	(4)	70,930	1,416,863
Executive Officer	2014	435,074	--	--	--	(4)	38,456	473,530

Donavon P. Ternes	2016	316,725	--	--	--	441,295	26,759	784,779
President, Chief Operating	2015	300,473	379,050	242,400	153,153	230,146	24,571	1,329,793
Officer, Chief Financial	2014	284,776	--	--	--	294,300	24,492	603,568
Officer and Secretary

Richard L. Gale	2016	216,000	--	--	216,141	--	25,042	457,183
Senior Vice President -	2015	210,000	166,250	106,050	481,108	--	18,285	981,693
Mortgage Banking	2014	186,000	--	--	24,000	--	19,500	229,500

David S. Weiant	2016	216,720	--	--	--	--	22,077	238,797
Senior Vice President -	2015	210,936	166,250	106,050	44,297	--	21,838	549,371
Chief Lending Officer	2014	205,176	--	--	--	--	27,382	232,558

Gwendolyn L. Wertz (5)	2016	195,696	--	--	--	--	21,693	217,389
Senior Vice President-	2015	190,000	--	--	39,899	--	14,700	244,599
Retail Banking	2014	79,167	209,400	136,000	--	--	3,750	428,317
______________
(1)
Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 12 of the Notes to Consolidated Financial Statements in Provident’s Annual Report on Form 10-K for the year ended June 30, 2016.

(2)	Please see the table below for more information on the other compensation paid to our named executive officers in the year ended June 30, 2016.
(3)
Provident Savings Bank may provide certain non-cash perquisites and personal benefits to the named executive officers that do not exceed $10,000 in the aggregate for any individual that are not included.

(4)	The value of Mr. Blunden’s post-retirement compensation agreement decreased by $76,241 in 2016, $14,386 in 2015 and by $156,849 in 2014.
(5)	Ms. Wertz was hired on February 3, 2014.

All Other Compensation.  The following table sets forth details of “All Other Compensation,” as presented above in the Summary Compensation Table.

Name	401(k) Matching Contribution ($)	ESOP Contribution ($)	Personal Use of a Company Car/Car Allowance ($)	Tax Preparation ($)

Craig G. Blunden	8,025	12,809	4,690	575
Donavon P. Ternes	7,950	12,809	6,000	--
Richard L. Gale	8,633	12,809	3,600	--
David S. Weiant	600	12,477	9,000	--
Gwendolyn L. Wertz	7,068	5,625	9,000	--

Employment Agreement.  Provident Savings Bank entered into a new employment agreement with Mr. Blunden in December 2005 that was restated effective December 18, 2008.  The agreement has a term of three years and may be renewed by the Board for an additional year each year unless the Bank or Mr. Blunden has given written notice of their intention not to extend the term of the agreement at least 90 days prior to the anniversary date.  Mr. Blunden’s current base salary under the agreement is $474,056 and is subject to annual review and approval by the Board.  Mr. Blunden may also receive performance-based or discretionary bonuses, as authorized by the Board.  Under the agreement, Mr. Blunden is eligible to participate in all benefit programs to the same extent as employees of the Bank as well as any program made available to senior executives of the Bank, including the use of an employer-provided automobile.  The agreement also provides for the reimbursement of expenses incurred by Mr. Blunden in the course of his employment.  The agreement provides that compensation may be paid in the event of disability, death, involuntary termination or a change in control, as described below under “Potential Payments Upon Termination.”

Severance Agreements.  We extended the existing change in control severance agreements with Mr. Ternes, Mr. Gale, Mr. Weiant and Ms. Wertz effective as of March 1, 2016.  The agreements have a term of one year, which may be extended for an additional year on the anniversary of the effective date of the agreement by the Board of Directors.  The agreements provide for compensation in the event of an involuntary termination, other than for cause, within 12 months following a change in control of Provident or Provident Savings Bank, as described under “Potential Payments Upon Termination.”

Grants of Plan-Based Awards

The following table shows information regarding grants of plan-based awards made to our named executive officers for the fiscal year ended June 30, 2016.  We did not grant any equity incentive plan awards; therefore, these columns have been omitted from the table below.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Craig G. Blunden	--	91,811	229,528	430,365
Donavon P. Ternes	--	61,845	154,613	289,898
Richard L. Gale	--	52,500	406,200	750,000
David S. Weiant	--	21,672	54,180	101,588
Gwendolyn L. Wertz	--	19,570	48,924	91,733
__________
(1) Amounts represent the possible payouts under our annual incentive plan.

Outstanding Equity Awards

The following information with respect to outstanding equity awards as of June 30, 2016 is presented for the named executive officers.

	Option Awards (1)					Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expir- ation Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Craig G. Blunden	02/06/07	30,000	--	28.31	02/06/17
	08/07/08	29,000	--	7.03	08/07/18
	06/20/11	48,000	--	7.43	06/20/21
	09/30/14	--	43,000	14.59	09/30/24	30,000	549,000

Donavon P. Ternes	02/06/07	24,000	--	28.31	02/06/17
	08/07/08	25,000	--	7.03	08/07/18
	06/20/11	45,000	--	7.43	06/20/21
	09/30/14	--	40,000	14.59	09/30/24	28,500	521,550

Richard L. Gale	02/06/07	8,000	--	28.31	02/06/17
	08/07/08	9,000	--	7.03	08/07/18
	06/20/11	20,000	--	7.43	06/20/21
	09/30/14	--	17,500	14.59	09/30/24	12,500	228,750

David S. Weiant	07/26/07	50,000	--	19.92	07/26/17
	06/20/11	20,000	--	7.43	06/20/21
	09/30/14	--	17,500	14.59	09/30/24	12,500	228,750

Gwendolyn L. Wertz	02/25/14	10,000	10,000	15.14	02/25/24	7,500	137,250
____________
(1)
The awards made in 2007 vested ratably over the five-year period from the grant date and were fully vested in 2012. The awards made in 2008 had a cliff vesting schedule of three years and vested in 2011. The awards made in 2011 and 2014 have a cliff vesting schedule of four years, with 50% vesting two years from the grant date and 50% vesting four years from the grant date.

(2)	Based on the closing market price of $18.30 per share of Provident’s common stock on June 30, 2016.

Options Exercised and Stock Vested

The following table shows the value realized upon exercise of stock options and vesting of stock awards for our named executive officers in the fiscal year ended June 30, 2016.

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)

Craig G. Blunden	--	--	--	--
Donavon P. Ternes	--	--	--	--
Richard L. Gale	--	--	--	--
David S. Weiant	--	--	--	--
Gwendolyn L. Wertz	--	--	7,500	130,800

Pension Benefits

The following information is presented with respect to the nature and value of pension benefits for the named executive officers at June 30, 2016.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Craig G. Blunden	Post-Retirement Compensation Agreement	(1)	3,645,373	--
Donavon P. Ternes	Post-Retirement Compensation Agreement	(1)	3,147,668	--
Richard L. Gale	--	--	--	--
David S. Weiant	--	--	--	--
Gwendolyn L. Wertz	--	--	--	--
_____________
(1)
Number of years of credited service is not relevant. Benefit is calculated based on whether the executive has reached age 62 at the time of retirement, or how many months remain until his 62nd birthday.

Provident Savings Bank has entered into post-retirement compensation agreements with Messrs. Blunden and Ternes.  The agreements provide that if the executive terminates employment with the Bank after attaining age 62, the Bank will provide the executive with a monthly benefit for life equal to 50% of his final average monthly salary.  The agreement also provides for early retirement benefits and payments in the event of the executive’s death or disability.  These payments are described below under “Potential Payments Upon Termination.”

Potential Payments Upon Termination

We have entered into agreements with the named executive officers that provide for potential payments upon disability, termination, retirement and death.  In addition, our equity plans also provide for potential payments upon termination.  The following table shows, as of June 30, 2016, the value of potential payments and benefits following a termination of employment under a variety of scenarios.

	Death ($)	Disability ($)	Involuntary Termination ($)	Change in Control ($)	Early Retirement ($)	Normal Retirement ($)

Craig G. Blunden
Employment Agreement	--	472,298	1,174,642	1,437,462	235,270	235,270
Post-Retirement Compensation Agreement (1)	19,587	19,587	19,587	19,587	19,587	19,587
Equity Plans	1,557,120	1,557,120	848,590	1,557,120	--	--

Donavon P. Ternes
Severance Agreement	--	--	970,653	970,653	--	--
Post-Retirement Compensation Agreement (1)	15,508	15,508	15,508	15,508	11,479	15,508
Equity Plans	1,440,850	1,440,850	770,900	1,440,850	--	--

Richard L. Gale
Severance Agreement	--	--	752,996	752,996	--	--
Equity Plans	612,505	612,505	318,830	612,505	--	--

David S. Weiant
Severance Agreement	--	--	537,932	537,932	--	--
Equity Plans	511,075	511,075	217,400	511,075	--	--

(Table continues on following page)

	Death ($)	Disability ($)	Involuntary Termination ($)	Change in Control ($)	Early Retirement ($)	Normal Retirement ($)
Gwendolyn L. Wertz
Severance Agreement	--	--	485,880	485,880	--	--
Equity Plans	200,450	200,450	31,600	200,450	--	--
__________
(1)	Monthly benefit to the executive or his spouse for life.

Employment Agreement.  Mr. Blunden’s employment agreement provides for potential payments in the event of his disability, death or termination.  If Mr. Blunden becomes entitled to benefits under the terms of the then-current disability plan, if any, of Provident Savings Bank or becomes otherwise unable to fulfill his duties under his employment agreement, he shall be entitled to receive such group and other disability benefits as are then provided by the Bank for executive employees.  In the event of his disability, the employment agreement will not be suspended, except that the obligation to pay Mr. Blunden’s salary shall be reduced in accordance with the amount of any disability income benefits he receives such that, on an after-tax basis, he realizes from the sum of disability income benefits and his salary the same amount as he would realize on an after-tax basis from his salary if he had not become disabled.  Upon a resolution adopted by a majority of the disinterested members of the Board of Directors, the Bank may discontinue payment of Mr. Blunden’s salary beginning six months after a determination that he has become entitled to benefits under the disability plan or is otherwise unable to fulfill his duties under the employment agreement.

In the event of Mr. Blunden’s death while employed under the employment agreement and prior to any termination of employment, the Bank shall pay to his estate, or such person as he may have previously designated, the salary which was not previously paid to him and which he would have earned if he had continued to be employed under the agreement through the last day of the calendar month in which he died, together with the benefits provided under the employment agreement through that date.

The employment agreement also provides for benefits in the event of Mr. Blunden’s involuntary termination.  If Mr. Blunden’s employment is terminated for any reason other than cause, death, permanent disability, retirement or change in control, or Mr. Blunden terminates his own employment because of a material diminution of or interference with his duties, responsibilities or benefits, he is entitled to payment and benefits.  Specifically, the Bank must make a lump sum payment equal to the discounted present value of the aggregate future base salary payments Mr. Blunden would have received over the then remaining term of the agreement.

If Mr. Blunden’s employment is terminated within 12 months following a change in control of Provident, or he terminates his own employment within 12 months following a change in control for any of the reasons listed in the previous paragraph, the Bank must pay him a lump sum equal to 299% of his base amount (as defined in Section 280G of the Internal Revenue Code) and must provide during the remaining term of the employment agreement substantially the same group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance (if any) for the benefit of Mr. Blunden and his dependents and beneficiaries who would have been eligible for such benefits if he had not suffered involuntary termination.  However, if the value of the lump sum and benefits described in the preceding sentence exceeds the amount that could be paid without violating Section 280G (pertaining to golden parachute payments), taking into account other payments due Mr. Blunden in connection with a change in control, then the value of such lump sum and benefits may be reduced so that Section 280G is not violated.

In the event of Mr. Blunden’s death or disability, or in the event of his normal or early retirement, the Bank shall continue to provide the following benefits to him or his estate, as applicable: (1) the Bank shall continue in force, without cost to Mr. Blunden, those life and accidental death and dismemberment insurance coverages being provided by the Bank to Mr. Blunden and his spouse and his eligible dependents as of the date of such termination, subject to reduction after his 65th birthday; (2) the Bank shall continue to provide to Mr. Blunden and his eligible dependents life and medical insurance coverage equivalent in benefits, duration and terms to that provided to him and such persons as of the date of such termination; and (3) the Bank shall continue to reimburse Mr. Blunden for the expenses outlined in Section 4(c) of his employment agreement, which includes club dues.

Severance Agreements.  We extended the existing change in control severance agreements with each of the named executive officers, other than Mr. Blunden, effective as of March 1, 2016.  The agreements have a term of one year, which may be extended for an additional year on the anniversary of the effective date of the agreement by the Board of Directors.  If the employment of the executive is involuntarily terminated, other than for cause, within 12 months following a change in control of Provident or Provident Savings Bank, or the executive terminates his or her own employment within 12 months following a change in control because of any demotion, loss of title, office or significant authority, reduction in the executive’s annual compensation or benefits, or relocation of the executive’s principal place of employment more than 35 miles from the pre-change in control location, the executive would be entitled to payment and benefits. The agreements provide that the Bank must pay a lump sum payment equal to two times the executive’s then current base salary and a lump sum payment equal to two times the largest annual bonus paid to the executive during the two years prior to termination of employment. The Bank or its successor also would be obligated to continue the executive’s life, medical, dental and disability coverage for a two-year period following termination of employment. Mr. Gale’s agreement provides for the same change of control and other benefits as for the other named executive officers and provides that his bonus will be two times the largest bonus paid to an executive (other than Mr. Gale or the Chief Executive Officer of Provident) who is a party to a severance agreement.

Post-Retirement Compensation Agreement. Provident Savings Bank entered into a post-retirement compensation agreement with Mr. Blunden, which was amended on December 15, 2005, and a new post-retirement compensation agreement with Mr. Ternes as of July 7, 2009.  The agreements provide that if Mr. Blunden and Mr. Ternes terminate employment with the Bank after having attained age 62, or on account of death, disability or involuntary termination, the Bank will pay the executive a lump sum amount equal in value to a stream of payments, payable over the executive’s life, the annual amount of which is 50% of the executive’s final average monthly salary (reduced in the case of disability by amounts received by the executive from any long-term disability policies maintained by the Bank).  If the executive terminates employment prior to attaining age 62, then a reduced lump sum benefit will be provided, payable when the executive attains age 62.  This is only applicable to Mr. Ternes as Mr. Blunden has already turned 62.  For purposes of the agreements, “final average monthly salary” is defined as the average of the executive’s highest paid 36 months of employment with the Bank determined by reference to the average gross amount of his basic monthly salary (before tax withholding and other payroll deductions), excluding bonus or incentive awards, director fees, if any, and accelerated payments of future salary.  The value of this lump sum benefit is calculated using National Association of Insurance Commissioners standard mortality tables as of such date, and a discount rate equal to the lesser of the then-current prime rate or the Eleventh District cost of funds.

Equity Plans.  Our 2003 Stock Option Plan, 2006 Equity Incentive Plan and 2010 Equity Incentive Plan provide for accelerated vesting of awards in the event of a change in control.  If a change in control occurs prior to the vesting of an award, the vesting date will be accelerated to the effective date of the change in control.  The 2013 Stock Option Plan provides for accelerated vesting of awards in the event of a change in control and involuntary termination of the award recipient within 12 months of the change in control.  The 2003 Stock Option Plan also provides that if a tender offer or exchange offer is commenced, all options granted and not fully exercisable shall become exercisable in full upon the happening of such event.  The 2006 Equity Incentive Plan, the 2010 Equity Incentive Plan and the 2013 Equity Incentive Plan also provide that if an award recipient’s employment terminates due to death or disability prior to the vesting of an award, the vesting date will be accelerated to the date of termination of service.

Compensation Committee Interlocks and Insider Participation

The members of the Personnel/Compensation Committee are Directors Taylor, Bennett and Thomas.  No members of the Committee were officers or employees of Provident or any of its subsidiaries during the year ended June 30, 2016, nor were they formerly Provident officers or had any relationships otherwise requiring disclosure.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are required to include in this Proxy Statement and present at the meeting a non-binding shareholder resolution to approve the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.  This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of Provident’s executives as disclosed in this Proxy Statement.  The proposal will be presented at the annual meeting in the form of the following resolution:

RESOLVED, that the shareholders approve the compensation of Provident’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in Provident’s Proxy Statement for the 2016 annual meeting of shareholders.

This vote will not be binding on our Board of Directors or Personnel/Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board.  It will also not affect any compensation paid or awarded to any executive.  The Personnel/Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation policies is to attract and retain key executives who are highly qualified and vital to our long-term success, while aligning the interests of executives with shareholders.  As discussed in the Compensation Discussion and Analysis, the Personnel/Compensation Committee of the Board of Directors believes that the executive compensation for 2016 is reasonable and appropriate and is justified by Provident’s performance in a highly competitive environment. In considering how to vote on this proposal, the Board requests that you consider the following factors:

●	The Bank must offer competitive compensation packages to attract and retain well-qualified executives who are critical to Provident’s long-term success.

●	The compensation program entails a balanced approach that considers the short-term and long-term interests of shareholders and safe and sound banking practices.

●	The compensation program does not encourage excessive and unnecessary risks that would threaten the value of Provident.

The Board of Directors recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

AUDIT COMMITTEE MATTERS

Audit Committee Charter.  The Audit Committee operates pursuant to a charter approved by our Board of Directors.  The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and our audit process.  The charter sets out the responsibilities, authority and specific duties of the Audit Committee.  The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent auditor, the internal audit department and management.

Report of the Audit Committee.  The Audit Committee reports as follows with respect to Provident’s audited financial statements for the fiscal year ended June 30, 2016:
    The Audit Committee has completed its review and discussion of the 2016 audited financial statements with management;

●	The Audit Committee has discussed with the independent auditor, Deloitte & Touche LLP, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended;

●	The Audit Committee has received written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s

●	The Audit Committee has, based on its review and discussions with management of the 2016 audited financial statements and discussions with the independent auditor, recommended to the Board of Directors that Provident’s audited financial statements for the year ended June 30, 2016 be included in its Annual Report on Form 10-K.

        The foregoing report is provided by the following directors, who constitute the Audit Committee:

Audit Committee:	Joseph P. Barr, Chairman
Judy A. Carpenter
Debbi H. Guthrie

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of any registered class of Provident’s equity securities, to file reports of ownership and changes in ownership with the SEC.  Executive officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of the copies of such forms we have received and written representations provided to us by the above-referenced persons, we believe that, during the fiscal year ended June 30, 2016, all filing requirements applicable to our reporting officers, directors and greater than 10% shareholders were properly and timely complied with.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Deloitte & Touche LLP served as our independent auditor for the fiscal year ended June 30, 2016.  The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as independent auditor for the fiscal year ending June 30, 2017, subject to approval by shareholders.  A representative of Deloitte & Touche LLP will be present at the annual meeting to respond to shareholders’ questions and will have the opportunity to make a statement if he or she so desires.

The following table sets forth the aggregate fees paid to Deloitte & Touche LLP for professional services rendered for the fiscal years ended June 30, 2016 and 2015.

	Year Ended June 30,
	2016	2015

Audit Fees (1)	$786,750	$706,551
Tax Fees (2)	74,574	60,320
Total	$861,324	$766,871

_____________
(1)	Includes fees paid for the annual audit, quarterly reviews of the consolidated financial statements, and the annual audit of internal controls over financial reporting.
(2)	Primarily consists of fees related to the preparation of Provident’s income tax returns.

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent auditor in connection with its annual review of its charter.  Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Committee.  If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting.  In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditor and whether the service could compromise the independence of the independent auditor.

The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditor of Provident for the fiscal year ending June 30, 2017.

 MISCELLANEOUS

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described above in this Proxy Statement.  However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

We will bear the cost of solicitation of proxies.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock.  In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by telecopier or telephone without additional compensation.

Provident’s 2016 Annual Report to Shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on the voting record date.  Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of Provident.  The Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

A copy of Provident’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, as filed with the SEC, will be furnished without charge to shareholders of record as of the close of business on the voting record date upon written request to Donavon P. Ternes, Secretary, Provident Financial Holdings, Inc., 3756 Central Avenue, Riverside, California 92506.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at next year’s annual meeting must be received by us no later than June 16, 2017 to be considered for inclusion in the proxy materials and form of proxy relating to the annual meeting.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act.

Our Certificate of Incorporation provides that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, the shareholder must deliver notice of nominations and/or proposals to the Secretary not less than 30 nor more than 60 days prior to the date of the annual meeting; provided that if less than 31 days’ notice of the meeting is given to shareholders, the shareholder’s notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.  As specified in the Certificate of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including that person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the shareholder giving the notice.  The notice with respect to business proposals to be brought before the annual meeting must state the shareholder’s name, address and number of shares of common stock held, and briefly discuss the business to be brought before the annual meeting, the reasons for conducting the business at the meeting and any interest of the shareholder in the proposal.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Donavon P. Ternes

DONAVON P. TERNES Secretary

Riverside, California
October 14, 2016

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Central Time, on November 7, 2016.

Vote by Internet ● Go to www.investorvote.com/prov ● Or scan the QR code with your smartphone ● Follow the steps outlined on the secure website
Using a black ink pen, mark your votes with an X as shown in this example. [X]	Vote by telephone
Please do not write outside the designated areas.	●Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
● Follow the instructions provided by the recorded message

Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A — Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 - Joseph P. Barr	☐	☐	02 - Bruce W. Bennett	☐	☐	03 - Debbi H. Guthrie	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. The approval on an advisory (non-binding) basis of our executive compensation as disclosed in the Proxy Statement.	☐	☐	☐	3. The ratification of the appointment of Deloitte & Touche LLP as independent auditor for Provident Financial Holdings, Inc. for the fiscal year ending June 30, 2017.	☐	☐	☐
4. In their discretion, upon such matters as may properly come before the meeting.

B — Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.
Meeting Attendance Mark the box to the right if you plan to ☐
attend the Annual Meeting.

C — Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

Annual Meeting Materials are available
at: http://www.cfpproxy.com/3976

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

REVOCABLE PROXY — PROVIDENT FINANCIAL HOLDINGS, INC.

ANNUAL MEETING OF SHAREHOLDERS
November 17, 2016
11:00 a.m.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the Board of Directors of Provident Financial Holdings, Inc. (“Provident”) with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Provident common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the Riverside Art Museum, located at 3425 Mission Inn Avenue, Riverside, California, on Thursday, November 17, 2016, at 11:00 a.m., local time, and at any and all adjournments thereof, as follows:

The Board of Directors recommends a vote “FOR” propositions 1, 2 and 3.

This proxy also provides voting instructions to the Trustees of the Provident Savings Bank, F.S.B. Employee Stock Ownership Plan for participants with shares allocated to their accounts.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for the propositions stated. If any other business is presented at such meeting, this proxy will be voted by the Board of Directors in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the Annual Meeting.

Should the above-signed be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of Provident at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The above-signed acknowledges receipt from Provident prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated October 14, 2016 and the 2016 Annual Report to Shareholders.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR
COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. [X]
Please do not write outside the designated areas.

Annual Meeting Proxy Card
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A — Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 - Joseph P. Barr	☐	☐	02 - Bruce W. Bennett	☐	☐	03 - Debbi H. Guthrie	☐	☐
	For	Against	Abstain		For	Against	Abstain
2. The approval on an advisory (non-binding) basis of our executive compensation as disclosed in the Proxy Statement.	☐	☐	☐	3. The ratification of the appointment of Deloitte & Touche LLP as independent auditor for Provident Financial Holdings, Inc. for the fiscal year ending June 30, 2017.	☐	☐	☐
4. In their discretion, upon such matters as may properly come before the meeting.

B — Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

Annual Meeting Materials are available
at: http://www.cfpproxy.com/3976

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

REVOCABLE PROXY — PROVIDENT FINANCIAL HOLDINGS, INC.

ANNUAL MEETING OF SHAREHOLDERS
November 17, 2016
11:00 a.m.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the Board of Directors of Provident Financial Holdings, Inc. (“Provident”) with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Provident common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the Riverside Art Museum, located at 3425 Mission Inn Avenue, Riverside, California, on Thursday, November 17, 2016, at 11:00 a.m., local time, and at any and all adjournments thereof, as follows:

The Board of Directors recommends a vote “FOR” propositions 1, 2 and 3.

This proxy also provides voting instructions to the Trustees of the Provident Savings Bank, F.S.B. Employee Stock Ownership Plan for participants with shares allocated to their accounts.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for the propositions stated. If any other business is presented at such meeting, this proxy will be voted by the Board of Directors in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the Annual Meeting.

Should the above-signed be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of Provident at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The above-signed acknowledges receipt from Provident prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated October 14, 2016 and the 2016 Annual Report to Shareholders.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)